Exhibit 99.1

News Release | October 11, 2024 Wells Fargo Reports Third Quarter 2024 Net Income of $5.1 billion, or $1.42 per Diluted Share

Company-wide Financial Summary

	Quarter ended
	Sep 30, 2024	Sep 30, 2023
Selected Income Statement Data ($ in millions except per share amounts)
Total revenue	$20,366	20,857
Noninterest expense	13,067	13,113
Provision for credit losses[1]	1,065	1,197
Net income	5,114	5,767
Diluted earnings per common share	1.42	1.48
Selected Balance Sheet Data ($ in billions)
Average loans	$910.3	943.2
Average deposits	1,341.7	1,340.3
CET1[2]	11.3%	11.0
Performance Metrics
ROE[3]	11.7%	13.3
ROTCE[4]	13.9	15.9

Operating Segments and Other Highlights

	Quarter ended	Sep 30, 2024 % Change from
($ in billions)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023
Average loans
Consumer Banking and Lending	$323.6	(1)%	(4)
Commercial Banking	222.1	(1)	(1)
Corporate and Investment Banking	275.2	—	(6)
Wealth and Investment Management	82.8	—	1
Average deposits
Consumer Banking and Lending	773.6	(1)	(3)
Commercial Banking	173.2	4	8
Corporate and Investment Banking	194.3	4	24
Wealth and Investment Management	108.0	5	—
Capital
◦Repurchased 62 million shares, or $3.5 billion, of common stock in third quarter 2024

Third quarter 2024 results included:
◦$(447) million, or $(0.10) per share, of net losses on debt securities related to a repositioning of the investment securities portfolio

Chief Executive Officer Charlie Scharf commented, “We had solid results in the third quarter with both net income and diluted earnings per share up from the second quarter. Our earnings profile is very different than it was five years ago as we have been making strategic investments in many of our businesses and de-emphasizing or selling others. Our revenue sources are more diverse and fee-based revenue grew 16% during the first nine months of the year, largely offsetting net interest income headwinds. We have maintained strong credit discipline and driven significant operating efficiencies in the company while investing heavily to build a risk and control environment appropriate for a bank of our size and complexity. While we believe there are significant benefits still to come from our investments, it is gratifying to see our actions having an impact on our business metrics and financial results.”
“Our strong capital position enables us to continue investing in our businesses and we have consistently returned excess capital to our shareholders. We increased our third quarter common stock dividend by 14% and repurchased $3.5 billion of common stock in the third quarter and over $15 billion during the first nine months of this year, up over 60% from a year ago. Our diluted common share count is down 7% from a year ago and 22% over the last 5 years,” Scharf added.
“While our risk and control work remains our top priority, we continue to invest to drive more diverse and stronger growth and higher returns. In the third quarter, we launched two new co-branded credit cards and announced a multi-year co-branded agreement for auto financing. We continued to hire experienced leaders across the Company, including a new Head of Technology and key coverage and product hires in the Corporate and Investment Bank, and we also continued to enhance our capabilities and improve how we serve our customers. I am excited about the opportunities ahead to make Wells Fargo even better for our customers, our employees, and our communities,” Scharf concluded.

1 Includes provision for credit losses for loans, debt securities, and other financial assets.
2 Represents our Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach, which is our binding CET1 ratio. See table on page 28 of the 3Q24 Quarterly Supplement for more information on CET1. CET1 for September 30, 2024, is a preliminary estimate.
3 Return on equity (ROE) represents Wells Fargo net income applicable to common stock divided by average common stockholders’ equity.
4 Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 26-27 of the 3Q24 Quarterly Supplement.

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
Selected Company-wide Financial Information

	Quarter ended			Sep 30, 2024 % Change from
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023
Earnings ($ in millions except per share amounts)
Net interest income	$11,690	11,923	13,105	(2)%	(11)
Noninterest income	8,676	8,766	7,752	(1)	12
Total revenue	20,366	20,689	20,857	(2)	(2)
Net charge-offs	1,111	1,303	864	(15)	29
Change in the allowance for credit losses	(46)	(67)	333	31	NM
Provision for credit losses[1]	1,065	1,236	1,197	(14)	(11)
Noninterest expense	13,067	13,293	13,113	(2)	—
Income tax expense	1,064	1,251	811	(15)	31

Wells Fargo net income	$5,114	4,910	5,767	4	(11)
Diluted earnings per common share	1.42	1.33	1.48	7	(4)

Balance Sheet Data (average) ($ in billions)
Loans	$910.3	917.0	943.2	(1)	(3)
Deposits	1,341.7	1,346.5	1,340.3	—	—
Assets	1,916.6	1,914.6	1,891.9	—	1

Financial Ratios
Return on assets (ROA)	1.06%	1.03	1.21
Return on equity (ROE)	11.7	11.5	13.3
Return on average tangible common equity (ROTCE)[2]	13.9	13.7	15.9
Efficiency ratio[3]	64	64	63
Net interest margin on a taxable-equivalent basis	2.67	2.75	3.03
NM – Not meaningful
1Includes provision for credit losses for loans, debt securities, and other financial assets.
2Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 26-27 of the 3Q24 Quarterly Supplement.
3The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
Third Quarter 2024 vs. Third Quarter 2023
◦Net interest income decreased 11%, due to higher funding costs reflecting customer migration to higher yielding deposit products, and deposit mix and pricing changes, including increased pricing on sweep deposits in advisory brokerage accounts, as well as lower loan balances, partially offset by higher yields on earning assets
◦Noninterest income increased 12%, driven by improved results from our venture capital investments, an increase in asset-based fees in Wealth and Investment Management on higher market valuations, higher investment banking fees, higher net gains from trading in our Markets business, and higher deposit-related fees, partially offset by net losses on debt securities related to a repositioning of the investment securities portfolio
◦Noninterest expense decreased slightly as the impact of efficiency initiatives, including lower severance and salaries expense and a decrease in professional and outside services expense, was largely offset by higher revenue-related compensation expense predominantly in Wealth and Investment Management and higher technology and equipment expense
◦Provision for credit losses in third quarter 2024 included a modest decrease in the allowance for credit losses, reflecting lower allowances across most loan portfolios, partially offset by a higher allowance for credit card loans driven by an increase in balances

Selected Company-wide Capital and Liquidity Information

		Quarter ended
($ in billions)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023
Capital:
Total equity	$185.0	178.1	182.4
Common stockholders’ equity	164.8	160.0	161.4
Tangible common equity[1]	139.7	134.7	136.2
Common Equity Tier 1 (CET1) ratio[2]	11.3%	11.0	11.0
Total loss absorbing capacity (TLAC) ratio[3]	25.3	24.8	24.0
Supplementary Leverage Ratio (SLR)[4]	6.9	6.7	6.9

Liquidity:
Liquidity Coverage Ratio (LCR)[5]	127%	124	123
1Tangible common equity is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 26-27 of the 3Q24 Quarterly Supplement.
2Represents our CET1 ratio calculated under the Standardized Approach, which is our binding CET1 ratio. See table on page 28 of the 3Q24 Quarterly Supplement for more information on CET1. CET1 for September 30, 2024, is a preliminary estimate.
3Represents TLAC divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC for September 30, 2024, is a preliminary estimate.
4SLR for September 30, 2024, is a preliminary estimate.
5Represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. LCR for September 30, 2024, is a preliminary estimate.

Selected Company-wide Loan Credit Information

		Quarter ended
($ in millions)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023
Net loan charge-offs	$1,111	1,301	850
Net loan charge-offs as a % of average total loans (annualized)	0.49%	0.57	0.36

Total nonaccrual loans	$8,172	8,434	8,002
As a % of total loans	0.90%	0.92	0.85
Total nonperforming assets	$8,384	8,650	8,179
As a % of total loans	0.92%	0.94	0.87

Allowance for credit losses for loans	$14,739	14,789	15,064
As a % of total loans	1.62%	1.61	1.60
Third Quarter 2024 vs. Second Quarter 2024
◦Commercial net loan charge-offs as a percentage of average loans were 0.24% (annualized), down from 0.35%, driven by lower commercial real estate net loan charge-offs, predominantly in the office portfolio, as well as lower commercial and industrial net loan charge-offs. The consumer net loan charge-off rate decreased to 0.83% (annualized), down from 0.88%, due to lower net loan charge-offs in the credit card portfolio
◦Nonperforming assets were down $266 million, or 3%, driven by lower commercial real estate nonaccrual loans, primarily in the office portfolio, including paydowns and net loan charge-offs, as well as lower residential mortgage nonaccrual loans

Operating Segment Performance

Consumer Banking and Lending offers diversified financial products and services for consumers and small businesses with annual sales generally up to $10 million. These financial products and services include checking and savings accounts, credit and debit cards, as well as home, auto, personal, and small business lending.
Selected Financial Information

	Quarter ended			Sep 30, 2024 % Change from
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023
Earnings (in millions)
Consumer, Small and Business Banking	$6,222	6,129	6,546	2%	(5)
Consumer Lending:
Home Lending	842	823	840	2	—
Credit Card	1,471	1,452	1,494	1	(2)
Auto	273	282	360	(3)	(24)
Personal Lending	316	320	341	(1)	(7)
Total revenue	9,124	9,006	9,581	1	(5)
Provision for credit losses	930	932	768	—	21
Noninterest expense	5,624	5,701	5,913	(1)	(5)

Net income	$1,924	1,777	2,173	8	(11)

Average balances (in billions)
Loans	$323.6	325.9	335.5	(1)	(4)
Deposits	773.6	778.2	801.1	(1)	(3)
Third Quarter 2024 vs. Third Quarter 2023
◦Revenue decreased 5%
▪Consumer, Small and Business Banking was down 5% driven by lower deposit balances and the impact of customer migration to higher yielding deposit products including promotional savings and time deposit accounts, partially offset by higher deposit-related fees
▪Home Lending was up slightly reflecting higher mortgage banking fees, largely offset by lower net interest income on lower loan balances
▪Credit Card was down 2% as higher loan balances, including the impact of higher point of sale volume and new account growth, were more than offset by lower fee revenue
▪Auto was down 24% due to lower loan balances and loan spread compression
▪Personal Lending was down 7% driven by lower loan balances and loan spread compression
◦Noninterest expense was down 5% reflecting lower operating costs and lower operating losses, as well as the impact of efficiency initiatives

Commercial Banking provides financial solutions to private, family owned and certain public companies. Products and services include banking and credit products across multiple industry sectors and municipalities, secured lending and lease products, and treasury management.
Selected Financial Information

	Quarter ended			Sep 30, 2024 % Change from
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023
Earnings (in millions)
Middle Market Banking	$2,187	2,153	2,212	2%	(1)
Asset-Based Lending and Leasing	1,146	969	1,193	18	(4)
Total revenue	3,333	3,122	3,405	7	(2)
Provision for credit losses	85	29	52	193	63
Noninterest expense	1,480	1,506	1,543	(2)	(4)

Net income	$1,318	1,182	1,354	12	(3)

Average balances (in billions)
Loans	$222.1	224.4	224.4	(1)	(1)
Deposits	173.2	166.9	160.6	4	8
Third Quarter 2024 vs. Third Quarter 2023
◦Revenue decreased 2%
▪Middle Market Banking was down 1% driven by lower net interest income reflecting higher deposit costs, partially offset by higher treasury management fees
▪Asset-Based Lending and Leasing was down 4% on lower net interest income and lease income, partially offset by improved results from equity investments
◦Noninterest expense decreased 4% on lower personnel expense reflecting the impact of efficiency initiatives

Corporate and Investment Banking delivers a suite of capital markets, banking and financial products and services to corporate, commercial real estate, government and institutional clients globally. Products and services include corporate banking, investment banking, treasury management, commercial real estate lending and servicing, equity and fixed income solutions, as well as sales, trading, and research capabilities.
Selected Financial Information

	Quarter ended			Sep 30, 2024 % Change from
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023
Earnings (in millions)
Banking:
Lending	$698	688	721	1%	(3)
Treasury Management and Payments	695	687	747	1	(7)
Investment Banking	419	430	430	(3)	(3)
Total Banking	1,812	1,805	1,898	—	(5)
Commercial Real Estate	1,364	1,283	1,376	6	(1)
Markets:
Fixed Income, Currencies, and Commodities (FICC)	1,327	1,228	1,148	8	16
Equities	396	558	518	(29)	(24)
Credit Adjustment (CVA/DVA) and Other	31	7	(12)	343	358
Total Markets	1,754	1,793	1,654	(2)	6
Other	(19)	(43)	(5)	56	NM
Total revenue	4,911	4,838	4,923	2	—
Provision for credit losses	26	285	324	(91)	(92)
Noninterest expense	2,229	2,170	2,182	3	2

Net income	$1,992	1,785	1,816	12	10

Average balances (in billions)
Loans	$275.2	275.8	291.7	—	(6)
Deposits	194.3	187.5	157.2	4	24
NM – Not meaningful
Third Quarter 2024 vs. Third Quarter 2023
◦Revenue decreased slightly
▪Banking was down 5% driven by lower treasury management results on higher deposit costs, as well as lower lending revenue on lower loan balances
▪Commercial Real Estate was down 1% and included the impact of lower loan balances, partially offset by higher capital markets revenue
▪Markets was up 6% driven by higher revenue in rates products, structured products, and municipals, partially offset by lower revenue in equities
◦Noninterest expense increased 2% driven by higher operating losses and operating costs, partially offset by the impact of efficiency initiatives

Wealth and Investment Management provides personalized wealth management, brokerage, financial planning, lending, private banking, trust and fiduciary products and services to affluent, high-net worth and ultra-high-net worth clients. We operate through financial advisors in our brokerage and wealth offices, consumer bank branches, independent offices, and digitally through WellsTrade® and Intuitive Investor®.
Selected Financial Information

	Quarter ended			Sep 30, 2024 % Change from
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023
Earnings (in millions)
Net interest income	$842	906	1,007	(7)%	(16)
Noninterest income	3,036	2,952	2,695	3	13
Total revenue	3,878	3,858	3,702	1	5
Provision for credit losses	16	(14)	(10)	214	260
Noninterest expense	3,154	3,193	3,006	(1)	5

Net income	$529	484	529	9	—

Total client assets (in billions)	2,294	2,200	1,948	4	18

Average balances (in billions)
Loans	$82.8	83.2	82.2	—	1
Deposits	108.0	102.8	107.5	5	—
Third Quarter 2024 vs. Third Quarter 2023
◦Revenue increased 5%
▪Net interest income was down 16% driven by higher deposit costs reflecting increased pricing on sweep deposits in advisory brokerage accounts and customer reallocation of cash into higher yielding alternatives
▪Noninterest income was up 13% on higher asset-based fees driven by an increase in market valuations, as well as higher brokerage transaction activity
◦Noninterest expense increased 5% due to higher revenue-related compensation, partially offset by lower operating costs and the impact of efficiency initiatives

Corporate includes corporate treasury and enterprise functions, net of allocations (including funds transfer pricing, capital, liquidity and certain expenses), in support of the reportable operating segments, as well as our investment portfolio and venture capital and private equity investments. Corporate also includes certain lines of business that management has determined are no longer consistent with the long-term strategic goals of the Company as well as results for previously divested businesses.
Selected Financial Information

	Quarter ended			Sep 30, 2024 % Change from
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023
Earnings (in millions)
Net interest income	$(415)	(144)	(269)	NM	(54)
Noninterest income	78	392	21	(80)%	271
Total revenue	(337)	248	(248)	NM	(36)
Provision for credit losses	8	4	63	100	(87)
Noninterest expense	580	723	469	(20)	24

Net loss	$(649)	(318)	(105)	NM	NM
NM – Not meaningful
Third Quarter 2024 vs. Third Quarter 2023
◦Revenue decreased reflecting net losses on debt securities related to a repositioning of the investment securities portfolio and lower net interest income due to higher crediting rates paid to our operating segments, partially offset by improved results from our venture capital investments
◦Noninterest expense increased and included higher operating losses

Conference Call
The Company will host a live conference call on Friday, October 11, at 10:00 a.m. ET. You may listen to the call by dialing 1-888-673-9782 (U.S. and Canada) or 312-470-7126 (International/U.S. Toll) and enter passcode: 7928529#. The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://metroconnectionsevents.com/wf3Qearnings1024.

A replay of the conference call will be available from approximately 1:00 p.m. ET on Friday, October 11 through
Friday, October 25. Please dial 1-800-839-1334 (U.S. and Canada) or 203-369-3831 (International/U.S. Toll) and enter passcode: 7483#. The replay will also be available online at
https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://metroconnectionsevents.com/wf3Qearnings1024.

Forward-Looking Statements
This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company or any of its businesses, including our outlook for future growth; (ii) our expectations regarding noninterest expense and our efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (viii) future common stock dividends, common share repurchases and other uses of capital; (ix) our targeted range for return on assets, return on equity, and return on tangible common equity; (x) expectations regarding our effective income tax rate; (xi) the outcome of contingencies, such as legal actions; (xii) environmental, social and governance related goals or commitments; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, declines in commercial real estate prices, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services;
•our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income and net interest margin;
•significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, a reduction in our ability to sell or securitize loans, and declines in asset values and/or recognition of impairment of securities held in our debt securities and equity securities portfolios;
•the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage and wealth management businesses;
•negative effects from instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified employees, and our reputation;
•regulatory matters, including the failure to resolve outstanding matters on a timely basis and the potential impact of new matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•fiscal and monetary policies of the Federal Reserve Board;

•changes to tax laws, regulations, and guidance as well as the effect of discrete items on our effective income tax rate;
•our ability to develop and execute effective business plans and strategies; and
•the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, the impact to our balance sheet of expected customer activity, our capital requirements and long-term targeted capital structure, the results of supervisory stress tests, market conditions (including the trading price of our stock), regulatory and legal considerations, including regulatory requirements under the Federal Reserve Board’s capital plan rule, and other factors deemed relevant by the Company, and may be subject to regulatory approval or conditions.
For additional information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov5.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.
5 We do not control this website. Wells Fargo has provided this link for your convenience, but does not endorse and is not responsible for the content, links, privacy policy, or security policy of this website.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $1.9 trillion in assets. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 34 on Fortune’s 2024 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy.

Contact Information
Media
Beth Richek, 980-308-1568
beth.richek@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

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